SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)       October 4, 1995






                                 LYNCH CORPORATION

      (Exact Name of Registrant as Specified in Its Charter)




                                    Indiana

          (State or Other Jurisdiction of Incorporation)



         1-106                              38-1799862
(Commission File Number)        (IRS Employed Identification No.)






8 Sound Shore Drive, Suite 290, Greenwich, Connecticut               06830

  (Address of Principal Executive Offices)                   (Zip Code)




                                 (203) 629-3333
       (Registrant's Telephone Number, Including Area Code)
Item

1.   Change in Control of Registrant

          Not applicable



Item 2.   Acquisition of Disposition of Assets


     On September 27, 1995, Central Products Acquisition Corp., a Delaware corporation ("CPAC"), entered into a Stock and Asset Purchase Agreement (the "Agreement") with Unisource Worldwide, Inc., a Delaware corporation ("Unisource"), and Alco Standard Corporation, an Ohio corporation and Unisource's parent ("Alco").

     CPAC is a newly-formed, wholly-owned subsidiary of Spinnaker
Industries, Inc., a Delaware corporation ("Spinnaker").  Registrant owns
approximately 83% of the outstanding stock of Spinnaker.   Pursuant to the
Agreement, on October 4, 1995, CPAC purchased from Unisource all of the outstanding capital stock of Central Products Company, a Delaware corporation ("CP Company"), and all the properties, assets and rights in Unisource's Central Products Division, located in Menasha, Wisconsin. In connection and contemporaneously with the Agreement, CPAC entered into a Purchase and Sale Agreement with Unisource to purchase a warehouse facility (the "Warehouse") in Denver, Colorado. That transaction is currently scheduled to close on or before January 1, 1996.

     CP Company and Unisource's central Products Division are engaged in the business of manufacturing and selling water-activated and pressure-sensitive carton sealing tapes. CP Company leases and operates a manufacturing plant in Brighton, Colorado and the Central Products Division of Unisource owns and operates a manufacturing plant in Menasha, Wisconsin. CPAC intends to continue to operate CP Company and the assets of Unisource's former Central-Products Division is the water-activated and pressure-sensitive carton sealing tape business.

     The purchase price under the Agreement was $80 million. The amount of consideration was determined through a bidding process and arm's-length negotiations. The purchase price consisted of $50 million cash, a Subordinated Promissory Note from CPAC to Alco in the amount of $5 million (the "CPAC Subordinated Note") and a Subordinated Promissory Note from Spinnaker to Alco in the amount of $25 million (the "Spinnaker Subordinated Note"). The purchase price for the Warehouse will be $1.75 million, consisting of $1 million in cash and a promissory note from CPAC to Unisource in the amount of $750,000.

     CPAC obtained the cash portion of the purchase price pursuant to a Credit Agreement, dated as of September 29, 1995, between CPAC, as borrower, Spinnaker, as pledgor, and Heller Financial, Inc. ("Heller") as a lender and as agent (the "Credit Agreement"). The Credit Agreement provides for two term loans, designated as Term Loan A and Term Loan B, as well as a Revolving Credit Facility (collectively, the "Bank Loans"). Term Loan A, Term Loan B and the Revolving Credit Facility each bear interest at a variable rate that is related to the Federal Reserve's "Bank Prime Loan" rate and CPAC's ratio of debt to cash flow. The initial interest rate for Term Loan A and the Revolving Credit Facility is 9.75% and the initial interest rate for Term B is 10.25%. Interest on the Bank Loans is payable quarterly beginning January 1, 1996. Spinnaker borrowed $20 million under Term Loan A. Principal payments on Term Loan A in amounts ranging from $375,000 to $1.5 million are due quarterly, beginning December 31, 1995 through September 29, 2002. Spinnaker borrowed $16 million under Term Loan B. Principal payments on Term Loan B in the amount of $2 million each are due quarterly, beginning December 31, 2000 through September 29, 2002. Spinnaker also borrowed approximately $16 million of the $24 million available under the Revolving Credit facility. The Revolving Credit Facility matures on September 29, 2000.

     CPAC expects that the $1 million cash portion of the purchase price for the Warehouse will be provided by borrowings, internally generated funds or a combination thereof. The $750,000 note from CPAC to Unisource will mature in five years, bear interest at 8% a year, have one principal payment on the maturity date and be secured by the Warehouse.

     To secure CPAC's obligations under the Credit Agreement, CPAC has pledged to Heller all of the capital stock of CP Company, has granted a security interest and lien to Heller on substantially all of CPAC's assets (including all equipment, machinery, inventory, accounts receivable and intellectual property) and granted a mortgage to Heller on the Menasha, Wisconsin, manufacturing plant, CP Company has guaranteed CPAC's obligations under the Credit Agreement and to secure the guaranty, has granted a security interest and lien to Heller on substantially all of CP Company's assets, (including all equipment, machinery, inventory, accounts receivable and intellectual property) and granted a security interest to Heller in CP Company's leasehold interest on the Brighton, Colorado manufacturing plant. Spinnaker has pledged to Heller all of the capital stock of CPAC to secure CPAC's obligation under the Credit Agreement.

     The $5 million CPAC Subordinated Note is interest free until September 29, 1996, and bears interest at 8% per year thereafter. Interest is payable semi-annually, beginning March 31, 1997. The first principal payment of $1 million is due on December 31, 1998, with the balance due December 31, 1999. However, if any debt that is senior to the CPAC Subordinated Note remains unpaid on December 31, 1999, then CPAC Subordinated Note will mature on December 31, 2000. If any debt that is senior to the CPAC Subordinated Note remains unpaid on December 31, 2000, Alco may require Spinnaker to purchase the CPAC Subordinated Note for cash. The purchase price for CPAC Subordinated Note will be equal to the unpaid principal of, and accrued and unpaid interest on, the CPAC Subordinated Note. The CPAC Subordinated Note is subordinated to amounts due under the Credit Agreement.

     The $25 million Spinnaker Subordinated Note bears interest at the rate of 8% on the first $15 million of principal (the "$15 Million Portion") and at the rate of 11% on the remaining $10 million of principal (the "$10 Million Portion"). Interest on the $15 Million Portion is payable semi-annually, beginning March 31, 1996. The $15 Million Portion matures with a one-time payment of principal on March 31, 2003. Interest on the $10 Million Portion is payable quarterly, beginning December 31, 1995. The principal of the $10 Million Portion is payable in four annual $2.5 million payments, beginning September 30, 2002. The Spinnaker Subordinated Note is subordinate to all debt incurred by Spinnaker except debt that by its terms is not senior to the Spinnaker Subordinated Note.

     Spinnaker and Alco have agreed to covert the Spinnaker Subordinated
Note into certain subordinated debt instruments and related documents (the "Conversion Documents"). The Conversion Documents will consist of (i) a separate $15 million subordinated note with the same interest and principal payment structure as the $15 Million Portion and that is convertible into Spinnaker's common stock at a price equal to the weighted average of all sales prices for Spinnaker common stock on NASDAQ for the period from September 18, 1995 through September 29, 1995 plus 10%; provided, that the conversion price shall not be less than $50 per share or greater than $60 per share, and that contains a payment in kind feature for the first three years of its term; (ii) a Put Agreement that will allow Alco to sell to Spinnaker the note described in clause (i) upon fifteen days' notice on or after January 1, 1996 and before January 16, 1996, at a price equal to the unpaid principal amount of, and accrued interest on, such note; (iii) a separate $10 million subordinated note with the same interest and principal payment structure as the $10 Million Portion; and (iv) a Put Agreement that will allow Alco to sell to Spinnaker the note described in clause (iii) upon fifteen days' notice on or after January 1, 1996 and before January 16, 1996, at a price equal to the unpaid principal amount of, and accrued interest on, such note. The Conversion Document in clauses (i) and (iii) are hereinafter referred to as the "Conversion Notes," and the Conversion Documents in clauses
(ii) and (iv) are hereinafter referred to as the "Conversion Puts."

     In connection with the Spinnaker Subordinated Note, Registrant has agreed that it will (a) guarantee the Conversion Notes and (b) loan Spinnaker the funds necessary to satisfy Spinnaker's obligations under the Conversion Puts to purchase the Conversion Notes from Alco (the "Lynch Loan"). Registrant's guarantee will expire if Alco does not exercise the Conversion Puts by January 16, 1996. By a separate Agreement, dated October 3, 1994, between Spinnaker and Registrant, Spinnaker agreed to pay Registrant a monthly fee of .05% of the principal amount of the Conversion Notes guaranteed by Registrant. If the Lynch Loan is made, it will be represented by a demand note that bears interest at a rate of 1.5% per month for the first month, 2% per month for the second month and 2.5% per month thereafter. The Lynch Loan and Registrant's guaranty of the Conversion Notes will be secured by (i) second security interest in the stock of CPAC and Brown-Bridge Industries, Inc., a Delaware corporation, approximately 81% of the outstanding common stock of which is owned by Spinnaker, (to the extent permitted by the holders of the first liens) or certain other collateral and covenants of Spinnaker, and (ii) first liens on any indebtedness of Brown-Bridge Industries, Inc., CPAC or their subsidiaries to Spinnaker or its subsidiaries.

     Reference is made to the discussion in Item 2 of Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, with respect to potential financing, including the acquisition of CP Company and Unisource's Central Products Division.


Item 3.   Bankruptcy or Receivership

          Not applicable



Item 4.   Changes in Registrant's Certifying Accountant

          Not applicable



Item 5.   Other Events

          Not applicable



Item 6.   Resignations of Registrant's Directors

          Not applicable



Item 7.   Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired:

          At this time it is impractical to provide the required consolidated financial statements for CP Company and Unisource's Central Products Division; therefore, the required financial statements will be filed with the Commission no later than December 18,1995.

     (b) Pro Forma Financial Information:

          At this time it is impracticable to provide the required pro forma financial information required pursuant to Article 11 of Regulation S-X; therefore, all required pro forma financial information will be filed with the Commission no later than December 18, 1995.


     (c) Exhibits

          7.1 Stock and Asset Purchase Agreement, dated as of September 27, 1995, by and among Central Products Acquisition Corp., Unisource Worldwide, Inc. and Alco Standard Corporation.

          7.2 Credit Agreement, dated as of September 29, 1995, by and among Central Products Acquisition Corp., as Borrower, Spinnaker Industries, Inc., as Pledgor, and Heller
               Financial, Inc. as Agent and a Lender.

          7.3 Term Note A, dated October 4, 1995, from Central Products Acquisition Corp. payable to the order of Heller Financial, Inc. in the original principal amount of $20 million.

          7.4 Term Note B, dated October 4, 1995, from Central Products Acquisition Corp. payable to the order of Heller Financial, Inc. in the original principal amount of $16 million.

          7.5 Revolving Note, dated September 29, 1995, from Central Products Acquisition Corp. payable to the order of Heller Financial, Inc. in the maximum principal amount of $24 million.

          7.6 Subordinated Promissory Note, dated September 29, 1995, from Spinnaker Industries, Inc. payable to Alco Standard Corporation in the original principal amount of $25 million.

          7.7 Subordinated Promissory Note, dated September 29, 1995, from Central Products Acquisition Corp. payable to Alco Standard Corporation in the original principal amount of $5 million.

          7.8 Agreement, dated October 3, 1995, between Spinnaker Industries, Inc. and Lynch Corporation.



Item 8.   Changes in Fiscal Year

          Not applicable




                            SIGNATURES




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                               Lynch Corporation
                                                 (Registrant)




Date October 18, 1995                      By     s/Robert E. Dolan
                                        Name:  Robert E. Dolan
                                        Title: Chief Financial Officer

                          EXHIBIT INDEX



Exhibit
Number                        Description

7.1 Stock and Asset Purchase Agreement, dated as of September 27, 1995, by and among Central Products Acquisition Corp.,
Unisource Worldwide, Inc. and Alco Standard Corporation.

7.2 Credit Agreement, dated as of September 29, 1995, by and among Central Products Acquisition Corp., as Borrower,
          Spinnaker Industries, Inc., as Pledgor, and Heller Financial, Inc. as Agent and a Lender.

7.3 Term Note A, dated October 4, 1995, from Central Products Acquisition Corp. payable to the order of Heller Financial, Inc. in the original principal amount of $20 million.

7.4 Term Note B, dated October 4, 1995, from Central Products Acquisition Corp. payable to the order of Heller Financial, Inc. in the original principal amount of $16 million.

7.5       Revolving Note, dated September 29, 1995, from Central
          Products Acquisition Corp. payable to the order of Heller Financial, Inc. in the maximum principal amount of $24 million.

7.6 Subordinated Promissory Note, dated September 29, 1995, from Spinnaker Industries, Inc. payable to Alco Standard Corporation in the original principal amount of $25 million.

7.7 Subordinated Promissory Note, dated September 29, 1995, from Central Products Acquisition Corp. payable to Alco
          Standard Corporation in the original principal amount of $5 million.

7.8       Agreement, dated October 3, 1995, between Spinnaker
          Industries, Inc. and Lynch Corporation.